UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Humphrey Hospitality Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HUMPHREY HOSPITALITY TRUST, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 27, 2004

The annual meeting of the shareholders (the “Annual Meeting”) of Humphrey Hospitality Trust, Inc. (the “Company”) will be held at the Doubletree Hotel at 1616 Dodge Street, Omaha, Nebraska 68102, on Thursday, May 27, 2004, at 10:00 a.m., local time, for the following purposes:

1.	To elect directors to serve on the Board of Directors until the annual meeting of shareholders in 2005 or until their successors have been duly elected and qualified; and

2.	To ratify the selection of KPMG LLP as independent accountants for 2004; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Only shareholders of the Company of record as of the close of business on April 15, 2004 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

We enclose, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting and the items of business.

In order that your shares may be represented at the Annual Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy Card in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person you may, if you wish, vote personally on all matters brought before the Annual Meeting even if you have previously returned your Proxy Card.

By Order of the Board of Directors,

GEORGE R. WHITTEMORE

President and Chief Executive Officer

Columbia, Maryland

April 26, 2004

HUMPHREY HOSPITALITY TRUST, INC.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Humphrey Hospitality Trust, Inc. (the “Company”) for use at the annual meeting of shareholders to be held on Thursday, May 27, 2004 (the “Annual Meeting”) and any adjournments thereof. The mailing address of the principal executive offices of the Company is 7170 Riverwood Drive, Columbia, Maryland, 21046. This Proxy Statement and the Proxy Card, Notice of Meeting and the Company’s Annual Report, all enclosed herewith, are first being mailed to the shareholders of the Company on or about April 27, 2004.

The Proxy Solicitation

There are two parts to this solicitation: the Proxy Card and this Proxy Statement. The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. This Proxy Statement provides you with information that you may find useful in determining how to vote.

The solicitation of proxies is being made by the Company primarily through the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone or personally by officers of the Company, will be borne by the Company.

This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder giving a proxy has the power to revoke it by submitting a properly executed proxy bearing a later date, by delivering written notice of revocation to the Secretary of the Company before or at the Annual Meeting or by attending the meeting and voting in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. The proxy will be voted as specified by the shareholder in the space(s) provided on the Proxy Card. If no specification is made, the proxy will be voted “for” the eight nominees for directors and “for” ratification of KPMG LLP as the Company’s independent accountants for fiscal 2004.

Voting Rights of Shareholders and Votes Required

Only those shareholders of record at the close of business on April 15, 2004, are entitled to notice of and to vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on April 15, 2004, the Company had 12,049,370 shares of common stock outstanding, $.01 par value per share (the “Common Stock”). The Company has no other class of stock outstanding. Each share of Common Stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Cumulative voting is not permitted. Under Virginia law and the Company’s articles of incorporation and bylaws, a majority of the outstanding shares entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum for the transaction of business.

No specific provisions of Virginia law, the Company’s articles of incorporation or the Company’s bylaws address abstentions or broker non-votes. Brokers holding shares for beneficial owners (“Broker Shares”) must vote those shares according to the specific instructions they receive from the beneficial owners. If you do not return your proxy or do not give your broker specific instructions, your broker may either (i) vote your Broker Shares on routine matters, such as the election of directors, or (ii) leave your Broker Shares unvoted.

With regard to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. Shareholders may not abstain with respect to the election of directors. If a quorum is present, the eight nominees receiving the most votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. With regard to any other matter, including ratification of the appointment of KPMG LLP as the Company’s independent accountants, shareholders may vote in favor, vote against or abstain from voting on the matter. Approval of such a matter requires more votes cast “for” the matter than votes cast “against” the matter. Thus, although abstentions and broker non-votes with respect to Broker Shares (Broker Shares that may not be voted on certain matters because the broker has not received specific instructions from the owners) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining if a proposal has been approved, and therefore have no effect.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under United States securities laws, the Company’s directors and executive officers, and persons who own more than 10% of the Common Stock, are required to report their ownership of the Common Stock and any changes in ownership to the Securities and Exchange Commission (the “SEC”). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file such reports by those due dates during the 2003 fiscal year.

Based solely upon a review of the reports furnished to the Company or written representations from the Company’s directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company’s directors and executive officers, and owners of more than 10% of the Common Stock during 2003.

OWNERSHIP OF THE COMPANY’S COMMON STOCK

BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of shares of the Company’s Common Stock by (1) each person known to the Company to be the beneficial owner of more than five percent (5%) of our capital stock (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), (2) each director, (3) each executive officer of the Company and (4) all directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds plus the number of shares of Common Stock that are issuable upon redemption of units of limited partnership interest (“Units”) in Humphrey Hospitality Limited Partnership (“HHLP”) held by that person. The Units may be tendered for redemption by the holder at any time. In such event, the Units are redeemable for cash, or, at our option, shares of our Common Stock on a one-for-one basis.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (8)

Mark H. Tallman P. O. Box 4397 Lincoln, NE 68504	1,147,007	(1)	9.50%

Allen L. Dayton	799,455	(2)	6.62%

Paul J. Schulte	916,171	(3)	7.59%

Steve H. Borgmann	880,386	(4)	7.29%

James I. Humphrey, Jr.	736,513	(5)	6.10%

Jeffrey M. Zwerdling	121,434	(6)	1.01%

George R. Whittemore	92,551	(7)	*

Joseph Caggiano	26,000		*

Loren Steele	13,650		*

Michael M. Schurer	10,000	(8)	*

All directors and executive officers as a group (9 persons)	3,596,160	(9)	29.80%

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	Based solely on information contained in Schedule 13G/A filed with the SEC on April 9, 2004.

(2)	Includes 686,755 shares of Common Stock held by the Southern Improvement Company, Inc. and 112,100 shares of Common Stock held by Video Service of America, Inc.

(3)	Includes 29,500 shares of Common Stock owned by Mr. Schulte’s wife. Also reflects Mr. Schulte’s 33.3% ownership interest in Supertel, Inc., which holds 146,266 shares of Common Stock.

(4)	Reflects Mr. Borgmann’s 33.3% ownership interest in Supertel, Inc., which holds 146,266 shares of Common Stock, and Mr. Borgmann’s 30% ownership interest in Creston Super 8 Motel, Inc., which holds 196,856 shares of Common Stock.

(5)	Includes 5,279 shares issuable to Humphrey Associates, Inc. upon redemption of Units. Mr. Humphrey owns all of the outstanding stock of Humphrey Associates, Inc.

(6)	Includes 43,659 shares of Common Stock held in various accounts of which Mr. Zwerdling serves as trustee or over which he has complete trading authorization (these positions are revocable).

(7)	Includes 3,476 shares owned by Mr. Whittemore’s wife.

(8)	Includes 5,295 shares owned by Mr. Schurer’s wife.

(9)	The total number of shares outstanding used to calculate the percentage ownership includes all shares described in footnotes (3)-(7) and assumes that any outstanding Units redeemable within 60 days are redeemed for shares of Common Stock.

ITEM 1.	ELECTION OF DIRECTORS

Nominees for Directors

The Company’s articles of incorporation provide that the Board of Directors can set the number of directors, but also provide that the Board of Directors must have no less than three nor more than nine directors. The Board of Directors has set the number of directors to serve in 2004 at eight, which means that eight directors will be elected at the Annual Meeting and will serve a term expiring at the next annual meeting or until a successor is selected. Each of the nominees is currently a director and has served continuously since the year he or she joined the Board.

The Board of Directors has no reason to doubt the availability of the nominees, and all have indicated their willingness to serve as a director of the Company if elected. If any nominee becomes unavailable or unwilling to serve as a director for any reason, the person named as proxy on the Proxy Card is expected to consult with management of the Company in voting the shares represented by the proxies, including voting for a substitute nominee.

The names of the director nominees, and certain information about them, are set forth below.

George R. Whittemore, Director, President and Chief Executive Officer. Mr. Whittemore has served as a director of the Company since November 1994. Mr. Whittemore, age 54, was appointed to his current offices with the Company effective November 1, 2001. Mr. Whittemore served as Senior Vice President and director of both Anderson & Strudwick, Incorporated, a brokerage firm based in Richmond, Virginia, and Anderson & Strudwick Investment Corporation, from October 1996 until October 2001. Anderson & Strudwick served as underwriter for the Company’s public stock offerings. He served as a director and the President and Managing Officer of Pioneer Federal Savings Bank and its parent, Pioneer Financial Corporation, from September 1982 until August 1994, when these institutions were acquired by a merger with Signet Banking Corporation (now Wachovia Corporation). Mr. Whittemore was President of Mills Value Adviser, Inc., a registered investment advisor, from April 1996 until September 1999. Mr. Whittemore is currently a director of Southern Community Bank & Trust in Richmond, Virginia. Mr. Whittemore is a graduate of the University of Richmond and earned his CPA designation in 1975.

Paul J. Schulte, Director and Chairman of the Board. Mr. Schulte joined the Company’s Board in October 1999, upon consummation of the merger between Supertel Hospitality, Inc. (“Supertel”) and the Company. Mr. Schulte, age 70, was a founder, director and President of Supertel and serves as the President of Supertel Hospitality Management, Inc, a wholly owned subsidiary of Humphrey Hospitality Management, Inc. (“HHM”), the manager of the Company’s hotels. Prior to the merger, he had been involved in acquiring, developing, owning, managing and operating economy motels for Supertel or its predecessors since 1978.

Committee: Investment

James I. Humphrey, Jr., Director. Mr. Humphrey has served continuously as a director of the Company since November 1994. Until the merger of Supertel and the Company, Mr. Humphrey also served as the Chairman of the Board and Chief Executive Officer of the Company. Mr. Humphrey, age 62, is President and sole shareholder of Humphrey Associates, Inc., and has held that position since 1978. Humphrey Associates, Inc. is a full-service real estate corporation. Mr. Humphrey also served as President of Humphrey Hotels, Inc. from 1989 to 1994. Mr. Humphrey is the Chairman, President and Chief Executive Officer of HHM, the former lessee and current manager of the Company’s hotels, and is its sole shareholder. He currently serves on the Credit Assurance Review Committee of the Maryland Housing Fund and has served on the Governor’s Housing Task Force in Maryland, the Maryland Housing Policy Commission and the Maryland International Division Private Sector Advisory Council. Mr. Humphrey is a graduate of the University of Maryland (B.S.) and Loyola College (M.B.A.).

Committee: Investment

Steve H. Borgmann, Director. Mr. Borgmann joined the Company’s Board in October 1999, upon consummation of the merger between Supertel and the Company. Mr. Borgmann, age 58, was a founder, director and the Executive Vice President of Supertel until October 1999. Prior to the merger, Mr. Borgmann had been involved in acquiring, developing, owning, managing and operating economy motels for Supertel or its predecessors since 1978. Mr. Borgmann is a graduate of the University of Nebraska—Lincoln.

Committee: Compensation, Nominating

Jeffrey M. Zwerdling, Esq., Director. Mr. Zwerdling has served as a director of the Company since November 1996. Mr. Zwerdling, age 59, is the President and Managing Partner of the law firm Zwerdling & Oppleman in Richmond, Virginia. Mr. Zwerdling is a general practice attorney with an emphasis in commercial real estate, corporate law and general litigation. In addition, Mr. Zwerdling is a director and the current President of The Corporate Center, owner of a 225,000 square foot office complex located in Richmond, Virginia. Mr. Zwerdling is a graduate of Virginia Commonwealth University (B.S.) and William & Mary Law School (J.D.).

Committees: Audit, Nominating, Investment

Loren Steele, Director. Mr. Steele joined the Company’s Board in October 1999, upon consummation of the merger between Supertel and the Company. Mr. Steele, age 63, is Vice Chairman and Chief Executive Officer of The Rivett Group, L.L.C., an owner and operator of motel properties based out of Aberdeen, South Dakota. He is past Chairman of the International Franchise Association. From 1988 through April 1993, Mr. Steele was Vice Chairman and Chief Executive Officer of Super 8 Enterprises Motel System, Inc. prior to its acquisition by Cendant Corporation. He served as a director of Supertel from February 1994 to October 1999.

Committees: Audit, Nominating, Compensation

Joseph Caggiano, Director. Mr. Caggiano joined the Company’s Board in October 1999, upon consummation of the merger between Supertel and the Company. Mr. Caggiano, age 78, retired, served as Vice Chairman Emeritus of Bozell, Jacobs, Kenyon & Eckhardt, Inc., an advertising and public relations firm, from 1991 through December 31, 1998. From 1974 to 1991, Mr. Caggiano served as Chief Financial Officer and Vice Chairman of the Board of Bozell & Jacobs, an advertising and public relations firm. Mr. Caggiano is a director of First Omaha Funds and served as a director of Supertel from February 1994 to October 1999.

Committees: Audit, Nominating, Compensation

Allen L. Dayton, Director. Mr. Dayton joined the Company’s Board in May 2003, upon election by the Company’s shareholders. Mr. Dayton, age 55, is Chairman of the Board of Video Service of America and Southern Improvement Company. Mr. Dayton’s investment holdings include positions in companies operating in the printing, cable television, distribution and real estate industries. Mr. Dayton was previously Chairman of the Kellogg Savings Bank. Mr. Dayton sits on the boards of several business schools, and also serves as a Trustee of the University of Nebraska Foundation.

Committees: Audit, Nominating, Investment

Unless authority for the above nominees is withheld, the person named as proxy on the Proxy Card will vote the shares represented by the enclosed proxy card, if executed and returned, “for” the election of the nominees named above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” EACH OF THE NOMINEES

Board of Directors

The current Board of Directors is comprised of a majority of “independent” directors, as defined by the Nasdaq Stock Market standards. The Board of Directors has determined that the following directors are independent under the Nasdaq Stock Market standards: Messrs. Borgmann, Zwerdling, Steele, Caggiano and Dayton.

In addition, the Company’s bylaws provide that a majority of members of the Board of Directors must be “independent” as defined in the bylaws. There are presently eight directors, including five directors who are independent in accordance with the bylaws.

The Board of Directors held six meetings in 2003. During 2003, all Directors attended at least 75% of all Board meetings and meetings of the committees on which they served.

The Company has not adopted a formal policy on Board members’ attendance at its annual meetings of shareholders, although all Board members are encouraged to attend and historically most have done so. All Board members attended the Company’s 2003 Annual Meeting of Shareholders.

The Company’s Board of Directors has an Investment Committee, Compensation Committee, Nominating Committee and an Audit Committee. The Board of Directors may, from time to time, form other committees as circumstances warrant. Such committees have the authority and responsibility delegated to them by the Board of Directors.

Investment Committee

The Investment Committee currently consists of Messrs. Humphrey (Chairman), Schulte, Zwerdling and Dayton. The Investment Committee reviews potential hotel acquisitions, visits the sites of proposed hotel acquisitions and makes recommendations to the Board of Directors with respect to proposed acquisitions. Any acquisition, investment or purchase of property requires approval of the Investment Committee of the Board of Directors. The Investment Committee did not meet during 2003 as the Company was not pursuing new acquisitions during the year.

Compensation Committee

The Compensation Committee currently consists of Messrs. Steele (Chairman), Borgmann and Caggiano. All members of the Compensation Committee are “independent” within the meaning of the Nasdaq Stock Market standards. This committee makes recommendations to the Board regarding executive compensation policy, the actual compensation of Directors and executive officers, and any benefit plans for the Company’s management team. The Compensation Committee held one meeting during 2003. The committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.humphreyhospitality.com under “corporate governance.”

Nominating Committee

The Nominating Committee currently consists of Messrs. Dayton (Chairman), Borgmann, Zwerdling, Steele and Caggiano. The Nominating Committee was organized in February 2004. The committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.humphreyhospitality.com under “corporate governance.”

Under its charter, the Nominating Committee is to consist of not less than three members. Each member of the Nominating Committee satisfies the independence standards of the Nasdaq Stock Market.

The Nominating Committee is responsible for selecting those individuals to recommend to the entire Board of Directors for election to the board. The Nominating Committee will accept for consideration shareholder nominations for directors if made in writing by a shareholder entitled to vote in the election of Directors generally. In order to be considered for the next election of Directors at the 2005 Annual Meeting, in accordance with the Company’s bylaws, shareholder nominations must be received by the Secretary, at the Company’s principal office in Columbia, Maryland, on or before February 25, 2005, or ninety days before the meeting.

In order to be valid, a shareholder nomination must set forth (1) the name and address of the shareholder who intends to make the nomination; (2) the name and address of the person or persons to be nominated; (3) a representation that the shareholder is a record holder of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such persons) pursuant to which the shareholder is making the nomination; (5) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (6) the written consent of each nominee to serve as a director if elected. Any candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates.

The Nominating Committee identifies director nominees through a combination of referrals, including by management, existing board members and shareholders, and direct solicitations, where warranted. Once a candidate has been identified the Nominating Committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire Board of Directors to stand for election to the board.

Among the factors that the committee considers when evaluating proposed nominees are their experience in the hospitality industry and knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The committee may request references and additional information from the candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every effort is made to do so.

The Nominating Committee received no shareholder recommendations for nomination to the Board of Directors in connection with the 2004 Annual Meeting. All of the director nominees for the 2004 Annual Meeting are incumbent directors standing for reelection.

Audit Committee

The Audit Committee currently consists of Messrs. Zwerdling (Chairman), Steele, Dayton and Caggiano. All members of the Audit Committee are “independent” within the meaning of the Nasdaq Stock Market standards. The Audit Committee is responsible for the engagement of independent accountants, reviews with the independent accountants the plans and results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. The Audit Committee held four meetings during 2003. The Audit Committee’s report is included on page 16.

Shareholder Communications with the Board of Directors

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Board of Directors, Humphrey Hospitality Trust, Inc., 7170 Riverwood Drive, Columbia, Maryland 21046. Correspondence directed to an individual board member will be referred, unopened, to that member. Correspondence not directed to a particular board member will be referred, unopened, to the Chairman of the Board.

DIRECTOR COMPENSATION

Each director receives $20,000 per year for serving as a director. See also “Certain Relationships and Related Transactions” on page 10 for information regarding compensation paid to companies with respect to which Messrs. Borgmann, Humphrey and Schulte are affiliated.

EXECUTIVE OFFICERS

Until late 2001, the day-to-day operations of the Company had been conducted by HHM under the Financial and Administrative Services Agreement. Accordingly, prior to November 2001, no executives received compensation other than the compensation paid to them as directors. In July 2001, the Company announced that it had commenced initiatives to appoint a senior management team to oversee its operations. Effective November 1, 2001, Mr. Whittemore, a director of the Company since 1994, was appointed as the Company’s President, Chief Executive Officer and Treasurer. Accordingly, the Company began compensating Mr. Whittemore for his services upon commencement of his tenure effective November 1, 2001. Effective July 1, 2002, Michael M. Schurer, previously the Chief Financial Officer of HHM, was appointed as the Company’s Chief Financial Officer, Treasurer and Secretary. The Company began compensating Mr. Schurer for his services upon commencement of his tenure effective July 1, 2002.

Our executive officers are as follows:

George R. Whittemore, Director, President and Chief Executive Officer. Mr. Whittemore’s employment history and professional background is provided on page 5.

Michael M. Schurer, Chief Financial Officer, Treasurer and Secretary. Mr. Schurer joined the Company as Chief Financial Officer in July 2002. Mr. Schurer, age 42, previously served as Chief Financial Officer of HHM,

Chief Financial Officer of Crown Golf Properties, Division Controller at Marriott Vacation Club International, and as an auditor at the public accounting firms Ernst & Young and Pannell Kerr Forster. Mr. Schurer graduated from Rutgers University with a B.A. in Accounting and earned his CPA designation in 1987.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

	Annual Compensation (1)
Name and Principal Position	Year		Salary		Director’s Fee		All Other Compensation

George R. Whittemore President, Chief Executive Officer, Director	2003 2002 2001	(2)	$ $ $	250,000 186,572 24,630	$ $ $	20,000 20,000 20,000	$ $ $	58,325 27,367 5,125	(4) (5) (6)

Michael M. Schurer Chief Financial Officer, Treasurer, Secretary	2003 2002	(3)	$ $	220,000 119,774	$ $	— —	$ $	— —

(1)	The amount of compensation in the form of perquisites or other personal benefits (such as car allowances) did not exceed the lesser of either $50,000, or 10% of the total annual salary and bonus reported for Mr. Whittemore or Mr. Schurer, respectively, in any of the three years reported.

(2)	Represents compensation received during the period from November 1, 2001 to December 31, 2001.

(3)	Represents compensation received during the period from July 1, 2002 to December 31, 2002.

(4)	Represents relocation costs paid to Mr. Whittemore in 2003.

(5)	Represents cost of temporary housing, and the Company’s share of health insurance premiums paid to Mr. Whittemore for coverage under a COBRA plan.

(6)	Represents cost of temporary housing and the Company’s share of health insurance premiums paid to Mr. Whittemore for coverage under a COBRA plan.

Equity Compensation

The Company has not implemented any form of equity compensation plan for the benefit of its officers or other employees.

Employment Agreements

The Company has entered into employment agreements with Mr. Whittemore, the Company’s President and Chief Executive Officer, and with Mr. Schurer, the Company’s Chief Financial Officer, Treasurer and Secretary. The Board of Directors has set the salaries of Mr. Whittemore and Mr. Schurer, as of January 1, 2003, at $250,000 and $220,000, respectively. In addition to the base salary, each employee may be entitled to receive other incentive compensation, including but not limited to, grants of stock options or shares of stock of the Company, which awards shall be made (if at all) in consideration of and as an incentive for services performed solely for the Company, in accordance with rules and criteria established by the Compensation Committee. Such criteria may include, but not be limited to, the growth in the Company’s net income per share, funds from operations per share or other performance goals. Each employee is also eligible to participate in any medical insurance or other employee benefit plans and programs which may be made available from time to time to other management level employees, and is entitled to four weeks of vacation each year. Each agreement commenced on January 1, 2003 and continues unless either party gives the other party thirty days prior notice of termination. If the Company terminates an employee’s agreement other than for cause, disability or death, then such employee is entitled to receive payments of the base salary then in effect through the end of the sixth month following the termination. If the employee terminates the agreement upon 30-days notice, all of the Company’s obligations shall terminate upon the passing of the 30-day period. In the event of termination for cause (as that term is defined in the employment agreements), the Company’s obligation to compensate the employee ceases on the date of termination, except as to the amounts of salary due at that time. The Company may also terminate the agreement immediately for death or disability. In the event of termination for death or disability, the Company shall pay the employee or his heirs, devisees, executors, legatees or personal representatives the payments of the base salary then in effect through the end of the second month following the termination. In the event of a change in control, if (a) within one year after the occurrence of a change in control, the Company, or any successor in interest, terminates the employee’s employment for reasons other than cause, disability, or death, or (b) within one year after the occurrence of a change in control, the employee terminates his employment for good reason, the employee is entitled to (i) receive all accrued compensation and any pro rata bonuses to which he may be entitled, (ii) a severance payment equal to the employee’s current annual base salary, and (iii) a continuation of all medical and health insurance, and other benefit programs for a period of 18 months. Good reason includes, among other things, in the employee’s reasonable judgment, an adverse change in the employee’s status, titles, positions, or responsibilities, the assignment of responsibilities or duties that are inconsistent with his status, title, position, or responsibilities, or any removal from or failure to reappoint him to any such positions, status, or titles, except in connection with the termination of his employment for disability, cause, or death. Good reason also includes a reduction in the employee’s base salary and/or any material adverse change in the employee’s bonus program, the failure by the Company to continue in effect any compensation, welfare, or benefit plan in which the employee is participating at the time of a change in control without substituting plans providing the employee with substantially similar or greater benefits, or the relocation of the principal executive offices of the Company outside of a 30-mile radius of Columbia, Maryland.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships Between the Company and Mr. Humphrey

The Company and its subsidiaries have entered into a number of transactions with Mr. Humphrey and his affiliates. Mr. Humphrey is the sole shareholder of HHM, the former lessee and the current manager of the Company’s hotels (the “Hotels”).

Administrative Services Agreement. Effective January 1, 2002, the Company and HHM entered into a new administrative agreement (the “Administrative Services Agreement”) which replaced the Financial and Administrative Services Agreement. Pursuant to the Administrative Services Agreement, HHM provided the Company with the following services:

•	Accounting and financial reporting, real estate portfolio management and other administrative services for a monthly fee of approximately $71,000 (“Monthly Administrative Fee”). The Company incurred related fees under the Administrative Services Agreement of $425,000 in 2002.

•	Capital improvement supervisory services for a fee equal to 9% of the actual documented third party costs that result in capitalized additions to fixed assets at the Hotels. The Company incurred related fees under the Administrative Services Agreement of $118,000 in 2002. In addition, the Company reimbursed HHM for actual documented salary, benefits and travel expenses of HHM’s employees directly related to providing construction services. For 2002, such reimbursements under the Administrative Services Agreement were $135,000.

The Administrative Services Agreement, which would have otherwise expired in September 2003, was terminated effective June 30, 2002. In doing so, the Company paid HHM an agreement cancellation fee of approximately $211,000. The consideration for terminating the agreement was recognized as a nonrecurring expense in the second quarter of 2002.

Management Agreement. Effective January 1, 2002, the Company’s wholly-owned subsidiary, TRS Leasing, Inc. (the “TRS Lessee”) entered into a management agreement (the “Management Agreement”) with HHM for operation of the Hotels, which the Company leases to the TRS Lessee. The principal provisions of the Management Agreement were as follows:

•	With respect to hotels that the Company held for sale (the “Sale Hotels”), HHM was entitled to the following fees: (a) prior to March 31, 2002, a base management fee equal to 5% of gross hotel income, (as defined in the Management Agreement), plus a potential incentive fee (as defined in the Management Agreement) and (b) effective April 1, 2002 through the end of the term, (i) a base management fee equal to 5% of gross hotel income, plus (ii) an accounting fee equal to 1/2% of gross hotel income, plus (iii) a director of operations fee equal to 1/2% of gross hotel income, plus (iv) a potential incentive fee.

•	With respect to the remaining hotels, HHM was entitled to the following fees: (i) a base management fee equal to 5% of gross hotel income (6% through March 31, 2002), plus (ii) an accounting fee equal to 1/2% of gross hotel income, plus (iii) a director of operations fee equal to 1/2% of gross hotel income, plus (iv) a potential incentive fee.

On November 26, 2002, the Management Agreement was amended (the “Amended Management Agreement”) in conjunction with a refinancing transaction. The Amended Management Agreement provides for the following:

•	Extension of the initial term from September 2005 to December 2007, with a subsequent five-year extension upon the occurrence of certain conditions.

•	A (i) base management fee equal to 5% of gross hotel income (as defined in the Amended Management Agreement), plus (ii) an accounting fee equal to 1/2% of gross hotel income, plus (iii) a director of operations fee equal to 1/2% of gross hotel income, plus (iv) a potential incentive fee (as defined in the Amended Management Agreement), through December 31, 2003. From January 1, 2004 to the end of the term, the base management fee is reduced to 4% of gross hotel income, while the other fees remain the same.

•	The TRS Lessee may terminate the agreement with respect to any hotel at any time (without payment of any termination fee) if (i) HHM fails to achieve ninety percent (90%) of the aggregate Approved Budget Hotel NOI (as defined) for all hotels for any calendar year commencing with the year 2003; provided, however, that HHM has the right to avoid termination by supplementing NOI by paying to the TRS Lessee an amount sufficient to increase aggregate NOI to ninety percent (90%) of Approved Budget NOI, (ii) a franchise agreement for such hotel is terminated solely as a result of the failure of HHM to satisfy its obligations under the agreement or, (iii) HHM fails to achieve ninety percent (90%) of the Approved Budget Hotel NOI for all hotels for two consecutive years during the term of the agreement, regardless of whether HHM has supplemented NOI as described in (i) above.

•	The agreement may be terminated by the TRS Lessee upon a change of control (as defined), in which event the TRS Lessee will pay HHM a termination fee equal to 50% of the sum of HHM’s base and incentive fees for the most recent twelve (12) month period ended prior to the date of termination.

The Management Agreement provided prior to its termination and the Amended Management Agreement currently provides for the following:

•	Effective January 1, 2002, the TRS Lessee will reimburse HHM up to an aggregate of $300,000 annually for HHM’s reasonable documented out-of-pocket and compensation expenses for HHM’s employees who oversee sales and marketing activity on behalf of the Hotels, and $150,000 annually for payroll processing services. However, in consideration of the Company’s continued payment of the Monthly Administrative Fee through June 30, 2002, HHM agreed to waive its marketing and payroll reimbursements through June 30, 2002. The Company incurred related fees of $450,000 and $225,000 in 2003 and 2002, respectively.

•	Upon the Company’s sale of a hotel prior to September 30, 2003, the TRS Lessee paid to HHM a termination fee equal to 33- 1/3% of the base management fee and incentive fee, if any, for the most recent 12-month period ended prior to the date of termination. No termination fee is payable upon termination of either of the agreements upon sale of a hotel after September 30, 2003, or upon the sale of a Sale Hotel at any time. The TRS Lessee incurred related fees of $55,000 and $82,000 in 2003 and 2002, respectively.

•	In addition to the fees described above, HHM is entitled to an incentive fee equal to 20% of the amount by which “annual aggregate Hotel level net operating income,” for all the hotels for each twelve month period ending September 30, beginning with the twelve month period ended September 30, 2002, exceeds a certain base amount (such base amount is subject to adjustment for future purchases or the termination of an existing Management Agreement or Amended Management Agreement due to the sale of hotels, or for any other reason). A discretionary incentive fee of $67,000 was paid to HHM in 2003. Such fee was paid to facilitate the award of a bonus to certain employees of HHM responsible for the operating success of the Company’s Hotels. No incentive fees were paid to HHM in 2002.

For the period from June 1, 2001 to December 31, 2001, the Company engaged HHM to manage the 2001 Sale Hotels for a monthly management fee equal to 5% of gross hotel revenues. The Company incurred management fees of $266,000 pursuant to this agreement in 2001.

The Company earned base rents of $10,917,000 and percentage rents of $11,966,000 under the leases with HHM in 2001. At December 31, 2003 and 2002, accounts payable and accrued expense includes $888,000, and $79,000, respectively, due to HHM. On January 1, 2002, the TRS Lessee purchased accounts receivable aggregating approximately $781,000 from HHM in exchange for a note payable to HHM of the same amount, originally due April 30, 2002 and bearing interest at a rate of 4%. The note was repaid in full in July 2003.

In January 2003, the Company began paying rents and other charges to HHM for the office space it occupies in Columbia, MD. The Company paid base rents of $71,000 to HHM for 2003.

Franchise Agreements. At December 31, 2003, the TRS Lessee held the franchise licenses for 51 of the Hotels while HHM held the franchise licenses for 23 of the Hotels. The Company expects to arrange for the transfer, over time, of the remaining hotel franchise licenses from HHM to the TRS Lessee.

Non-Competition Clause. Pursuant to the Termination Agreement, HHM will not operate, lease or otherwise have an interest, directly or indirectly, in any hotel within a five-mile radius of any of the Hotels during the term of the Management Agreement. This restriction may be waived by the Company at its sole and absolute discretion.

Option Agreement. Pursuant to an Option Agreement among Mr. Humphrey, Humphrey Associates, Inc. and the Company, the Company will have an option to acquire any hotels acquired or developed by Mr. Humphrey or any affiliate of Mr. Humphrey. At any time during 12 months after a hotel is acquired by, or after the opening of a hotel developed by Mr. Humphrey or any affiliate of Mr. Humphrey, the Company may purchase the applicable hotel under the option for a price equal to the fair market value of the hotel, as determined by independent third-party appraisal, but in no event less than the sum of the following:

•	acquisition or development costs paid to unaffiliated third parties,

•	capitalized interest expense,

•	the amount of equity investment in the hotel, including the cash investment or advances of Mr. Humphrey and his affiliates, if any (to the extent not described above), and

•	a cumulative, non-compounded return on the equity investment not to exceed the prime rate, as reported by The Wall Street Journal, Eastern Edition, plus five percent (less any net cash flow received by Mr. Humphrey or his affiliates with respect to such equity investment).

The Company currently anticipates that any such acquired or developed hotel will have achieved stabilized operating revenue before the Company would consider purchasing such hotel from Mr. Humphrey or his affiliates. All transactions to acquire additional properties and any and all transactions between the Company and its affiliates and Mr. Humphrey or his affiliates must be approved by a majority of the Company’s directors, including a majority of its independent directors. In addition, the Option Agreement provides that in the event HHLP acquires a hotel from Mr. Humphrey or any of his affiliates in connection with the Company’s issuance of additional securities, Mr. Humphrey or the affiliates shall have the option to receive part or all of the purchase price for such property in additional Units, provided that his and the affiliates’ interests in HHLP shall not exceed 28.54% of the total limited partnership interest in HHLP. In addition, Mr. Humphrey has agreed that neither he nor any of his affiliates will receive any brokerage commissions or other fees with respect to any hotels purchased by the Company from Mr. Humphrey or his affiliates.

Office Lease. HHM, through its wholly owned subsidiary, Supertel Hospitality Management, Inc., leases an office building in Norfolk, Nebraska from the Company at a current annual rental rate of approximately $105,000. The lease provides for annual rent increases of 2.5%.

Relationships Between the Company and Messrs. Schulte and Borgmann

Guaranties by Messrs. Schulte and Borgmann. At December 31, 2003, Messrs. Schulte and Borgmann guaranteed the payment of interest and principal on $5.2 million of the Company’s outstanding long-term debt. The debt is secured by 10 of the Hotels and one office building. The Company has agreed to indemnify Messrs. Schulte and Borgmann with respect to such guaranties.

Non-Competition Agreement. Mr. Schulte and Mr. Borgmann have also entered into Non-Competition Agreements with the Company. Pursuant to those agreements, while Mr. Schulte or Mr. Borgmann is an officer or director of the Company or has any ownership interest in the Company, and for five years thereafter, neither he nor his affiliates will acquire, develop, own, operate, manage or have any interest in any hotel that is within 20 miles of a hotel in which the Company or the Company’s partnerships have invested. The 20-mile prohibition may be waived by the Company’s independent directors if they determine that such development, ownership, management or operation will not have a material adverse effect on the operations of one or more of the hotels in which the Company has invested. In addition, Mr. Schulte and Mr. Borgmann have agreed that neither they nor any of their affiliates will receive any brokerage commissions or other fees with respect to hotels purchased by the Company.

Relationship Between the Company and Mr. Whittemore

In January 2003, the Company obtained a $780,000 loan from Southern Community Bank & Trust (“Southern”). Mr. Whittemore is a member of the Board of Directors of Southern. The loan has a term of 20 years and bears interest at the prime rate plus 1.5% (5.5% on December, 2003). The loan is presently unsecured. Principal and interest payments of approximately $5,500 are payable monthly through maturity on January 28, 2023.

PERFORMANCE GRAPH

The following graph, prepared by SNL Financial LC, compares the yearly percentage change in the cumulative total shareholder return on the Company’s Common Stock for the period December 31, 1998 through December 31, 2003, with the cumulative total return on the Standard & Poor’s 500 Index (“S&P 500 Index”), the SNL Securities Hotel REIT Index (“Hotel REITs Index”) and the Nasdaq Stock Market Index (“NASDAQ-Total US Index”) for the same period. The Hotel REITs Index is comprised of publicly traded REITs that focus on investments in hotel properties. The S&P 500 Index, which we used in our comparison last year, is comprised of 500 mainly large-cap U.S. companies representing all major industries. The NASDAQ-Total US Index, which we are presenting in the comparison for the first time, is comprised of all United States common shares traded on the Nasdaq Stock Market. The Company believes that the NASDAQ-Total US Index provides a better point of comparison than the S&P 500 Index because it includes companies with market capitalizations that are closer to the Company’s. The comparison assumes a starting investment of $100 on December 31, 1998 in the Company’s Common Stock and in each of the indices shown, and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Humphrey Hospitality Trust, Inc.	100.00	91.61	93.57	40.37	26.82	66.56
S&P 500	100.00	121.11	110.34	97.32	75.75	97.51
NASDAQ—Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL Hotel REITs	100.00	77.67	111.12	103.90	102.49	133.75

The foregoing graph and chart shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”), which is comprised of independent Directors of the Board, is responsible for developing and implementing a compensation program for the Company’s management. The Committee recommends to the Company’s Board of Directors the annual salary levels and any other compensation related matters for the President/Chief Executive Officer (the “President”) and Chief Financial Officer (the “CFO”) of the Company.

Compensation Philosophy. The primary objective of the Company’s compensation program is to attract and retain a high caliber of management who will manage the Company in a manner that will promote its long term profitability and advance the interest of the Company’s shareholders. The Committee believes that the performance in 2003 of the President and CFO of the Company indicate their commitment to achieving such goals for the Company and its shareholders.

Base Salary. Given the difficult hotel industry operating environment and the Company’s related sub par operating performance, in the past few years the compensation program has been restricted to base salary. The Committee used the SNL Executive Compensation Review for Real Estate Securities and information on other publicly traded hotel real estate investment trusts (REITs) to develop its recommendations for base salaries for 2003.

The Committee also evaluated the performance of the President, including achievements in improving the Company’s debt to equity ratio, the return to dividend payouts to shareholders, and related improvements to the Company’s stock price. Although no specific weight was given to any one aspect of the President’s performance, the Committee determined that his performance for 2003 was very acceptable.

Based on the Committee’s analysis and keeping in mind the uncertain outlook for the hotel industry operating environment as well as for the Company, the Committee recommended that no change be made to base salaries in 2003.

Incentive Bonuses. The Company has not implemented a discretionary cash bonus program for the benefit of its officers or other employees.

Long-Term Incentive Plans. The Company has not implemented any form of long-term incentive plan for the benefit of its officers or other employees.

The foregoing report is submitted by the following Directors of the Company, comprising all of the members of the Compensation Committee of the Board of Directors.

COMPENSATION COMMITTEE

Loren Steele, Chairman

Steve H. Borgmann

Joseph Caggiano

Compensation Committee Interlocks and Insider Participation

See “Certain Relationships and Related Transactions” for a discussion of Mr. Borgmann’s relationship with the Company.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors is comprised of four Directors, each of whom satisfies the independence and financial literacy requirements of the Nasdaq Stock Market standards. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The full text of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG LLP (“KPMG”), the Company’s independent accountants for the fiscal year ended December 31, 2003.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG.

The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards).

The Audit Committee has also received the written disclosures and the letter from KPMG relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG that firm’s independence from the Company.

Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representation of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

The Audit Committee appointed KPMG to serve as the Company’s independent accountants for fiscal year 2004, subject to shareholder approval.

THE AUDIT COMMITTEE

Jeffrey M. Zwerdling, Chairman

Joseph Caggiano

Loren Steele

Allen L. Dayton

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents the fees for professional audit services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2003 and 2002, and fees billed for other services rendered by KPMG during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

Year Ended December 31,	2003	2002

Audit Fees	$96,400	$95,100
Audit Related Fees (1)	6,500	—
Tax Fees (2)	89,550	—
All Other Fees	—	—

Total	$192,450	$95,100

(1)	Includes fees billed for professional services related to a proposed bond offering in 2003.
(2)	Includes fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning.

The Audit Committee has determined that the provision of the non-audit services performed by KPMG during the 2003 and 2002 fiscal years is compatible with maintaining KPMG’s independence from the Company.

PRE-APPROVAL POLICIES

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to Mr. Zwerdling, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent accountants to management.

ITEM 2.	RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed KPMG, certified public accountants, as the Company’s independent accountants for fiscal year 2004, subject to shareholder approval. A representative of KPMG is not expected to be present at the Annual Meeting.

KPMG’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in the Company’s quarterly reports.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2004.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2005 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Columbia, Maryland, on or before December 28, 2004.

If any shareholder intends to present a proposal at the 2005 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Columbia, Maryland, on or before February 25, 2005, or ninety days before the meeting. The proxy solicited by the Board of Directors for the 2005 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by this date.

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The Company will furnish to each beneficial owner of Common Stock entitled to vote at the Annual Meeting, upon written request to the attention of Investor Relations at 7170 Riverwood Drive, Columbia, Maryland 21046, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the financial statements and financial statement schedules as filed by the Company with the SEC.

By Order of the Board of Directors,

George R. Whittemore

President and Chief Executive Officer

April 26, 2004

Appendix A

HUMPHREY HOSPITALITY TRUST, INC.

Audit Committee Charter

February 12, 2004

Introduction

The Board of Directors of Humphrey Hospitality Trust, Inc. (the “Company”) has constituted an Audit Committee (the “Committee”) that shall have responsibility for overseeing:

the accounting and financial reporting processes of the Company;

reliability of the Company’s financial statements;

effective evaluation and management of the Company’s financial risks;

the Company’s compliance with laws and regulations; and

maintenance of an effective and efficient audit of the Company’s annual financial statements by a qualified and independent auditor.

The Committee shall preserve open avenues of communication among the external auditors, internal auditors, financial management, senior management, the Committee and the Board of Directors.

This Charter sets out the specific responsibilities delegated by the Board to the Committee and details the manner in which the Committee shall operate.

Responsibilities

The Committee, as the Board of Directors’ representative, shall have the sole authority to appoint, compensate, retain and oversee the independent auditors. Each year the Committee shall appoint the independent auditors subject to shareholder ratification at the annual meeting.

Effective Management of Financial Risks

The Committee shall be aware of the current areas of greatest financial risk to the Company and ensure that management is effectively assessing and managing the risks.

The Committee shall satisfy itself that effective systems of accounting and internal control are established and maintained to manage financial risk.

The Committee shall satisfy itself as regards the integrity and prudence of the Company’s internal control systems, including periodic review of policies and/or practices.

The Committee shall satisfy itself that effective disclosure controls are established and maintained to promote timely, accurate, compliant and meaningful disclosure in the Company’s periodic reports to the Securities and Exchange Commission (the “SEC”).

The Committee shall make the Board of Directors aware of any matters that have come to its attention that may significantly impact the financial condition or affairs of the Company, and help assess the related risks and planned actions to manage those risks.

The Reliability of the Company’s Financial Statements

Management and the independent auditors shall review with the Committee a draft of the Company’s annual financial statements and drafts of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such reviews shall include the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Quarterly, the independent auditors shall provide to the Committee a review letter as contemplated by Statement on Auditing Standards No. 100. Periodically during the fiscal year, the independent auditors shall review with the Committee their assessment as to the adequacy of the Company’s structure of internal controls over financial accounting and reporting, and their qualitative judgments as to accounting principles employed and related disclosures by the Company and the conclusions expressed in the Company’s financial reports. The independent auditors shall review with the Committee significant judgments made by management in the preparation of the financial statements. At least annually the independent auditors shall report to the Committee all critical accounting policies and practices to be used in the financial statements, all alternative treatments within Generally Accepted Accounting Principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors.

The independent auditors and the Company’s management shall identify to the Committee business and financial issues that may significantly impact the Company’s financial statements and internal control systems. The Committee shall evaluate any legal issues that may significantly impact such financial statements and systems.

Both management and the independent auditors shall report promptly to the Committee any material weaknesses in internal control systems. The independent auditors shall promptly identify to the Committee any audit problems or difficulties, including any areas of disagreement with management in the preparation of financial statements. The Committee shall also consider any response by management.

The Committee shall review the Company’s accounting policies and practices in the light of the requirements of the Financial Accounting Standards Board (FASB), the Securities and Exchange Commission (SEC), the Public Company Accounting Oversight Board (PCAOB) and the American Institute of Certified Public Accountants (AICPA). The Committee shall review at least annually the Company’s description of its critical accounting policies. Any significant changes in those policies must be approved in advance by the Committee.

Compliance with Laws and Regulations

The Committee shall periodically evaluate (i) developments in the law relating to the responsibilities and liabilities of directors, and (ii) any significant changes in the various rules, regulations and laws that relate generally to the Company’s business operations and the extent to which the Company is complying with such laws.

Management shall report as soon as possible to the Chairman of the Committee any material violation of laws or governmental regulations. At least annually, management shall review with the Committee the Company’s monitoring efforts and procedures to ensure compliance with laws and governmental regulations.

Maintenance of Effective and Efficient Audit Processes

The Committee shall require the independent auditors to submit at least annually a formal written statement (i) describing the firm’s internal quality control procedures, (ii) identifying any material issues raised by the most recent internal quality control review, or peer review, of the firm, (iii) describing any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits by the firm, and any steps taken to deal with any such issues, and (iv) delineating all relationships between the independent auditors and the Company, including audit and non-audit assignments and the fees and any other compensation paid to the independent auditors therefore. The Committee shall pre-approve all audit services and all permissible non-audit services to be provided by the independent auditor. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditors.

With respect to each fiscal year, the Committee shall meet with the independent auditors and the senior management to review the scope and methodology of the proposed audits for such fiscal year. The independent auditors shall provide regular reports to the Committee during the fiscal year on the underlying process and status of their audits and any findings or preliminary conclusions that have been reached.

The Committee shall evaluate the qualifications, experience, performance and independence of the senior members of the independent auditor team, including that of the independent auditor’s lead and concurring partners, taking into consideration the opinions of management and the internal auditors and present its conclusions with respect to such evaluations to the Board of Directors.

The Committee shall assure the regular rotation of the lead and concurring audit partners as required by law, and consider whether there should be regular rotation of the independent auditing firm itself, in order to assure continuing independence of the independent auditor.

The Committee shall review with the independent auditor any audit problems or difficulties and management’s response. Such review shall include any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise). Both management and the independent auditor shall report promptly to the Committee any material weaknesses in internal control systems. The independent auditor shall review with the Committee all material written communications between management and the independent auditors, including any “management” or “internal control” letters issued, or proposed to be issued, by the audit firm to the Company and any discussions with the independent auditor’s national office respecting auditing or accounting issues presented by the engagement.

Other Responsibilities

Management shall report to the Committee any proposed related party transaction that might be considered material to the Company or the related party, and the Committee shall be responsible for the review, oversight and approval contemplated by The Nasdaq Stock Market (“Nasdaq”) with respect to any such reported transactions.

The Committee shall establish procedures to ensure rapid and current disclosures of material changes in financial condition or operations.

The Audit Committee shall discuss with management the Company’s policies and practices regarding earnings press releases, as well as any financial information and earnings guidelines provided to analysts and rating agencies.

The Committee shall set clear Company hiring policies with respect to any current or former employees of the independent auditors.

The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Committee shall review periodically the Company’s Codes of Business Conduct and Ethics and consider other corporate governance and related issues.

The Committee shall perform or undertake on behalf of the Board any such other tasks or actions as the Board may from time to time authorize.

Composition of the Committee

On recommendation of the Nominating Committee, the Board of Directors shall appoint the members of the Committee and shall designate the Chairman of the Committee. The Committee shall be composed of no fewer than three directors, each of whom shall be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. In addition, at least one member of the Committee shall be an “audit committee financial expert” as defined by the rules of the SEC. Furthermore, the composition of the Committee shall satisfy the independence requirements of Nasdaq within the time requirements established by Nasdaq, all as determined by the Board of Directors. Compensation for services as a director (including Committee memberships) is the only compensation that Committee members may receive from the Company. Nor shall any member of the Committee own directly or indirectly more than ten percent of the Company’s common stock. No member of the Audit Committee may serve on the audit committee of more than two public companies.

Administration of the Committee

The proceedings of all Committee meetings shall be documented in minutes. Regular meetings of the Committee shall be held at least four times a year. Special meetings of the Committee may be convened by the Chairman or a majority of the Committee members. The independent auditors may request a meeting if they consider that one is necessary.

The Committee shall have available to it such support personnel, including management staff, outside auditors, attorneys and consultants as it deems necessary to discharge its responsibilities. The Committee shall have the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties. The Committee shall have sole authority to agree to fees and other terms of engagement of any such independent counsel and other advisors.

Board Reporting

The Chairman of the Committee shall report the results of each Committee meeting at the next regular meeting of the Board of Directors.

Other Matters

Each year the Chairman of the Committee shall discuss the Committee’s performance with each Committee member, following which discussions the Chairman shall lead the Committee in a review of its performance. The annual evaluation shall include a review of the Committee’s charter.

The Committee shall cause to be provided to Nasdaq appropriate written confirmation of any of the foregoing matters as Nasdaq may from time to time require.

CERTIFICATION

This Audit Committee Charter was duly approved and adopted by the Board of Directors on the 12th day of February, 2004.

/s/ Michael M. Schurer

Michael M. Schurer Secretary

PROXY

HUMPHREY HOSPITALITY TRUST, INC.

7170 Riverwood Drive,

Columbia, MD 21046

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George Whittemore as proxy with the power to appoint such person’s substitute, and hereby authorizes him to vote, as designated below, all the shares of common stock of Humphrey Hospitality Trust, Inc. held of record by the undersigned on April 15, 2004, at the annual meeting of shareholders to be held on May 27, 2004 or any adjournment thereof.

(1)	Election of Directors

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.)

☐	TERM EXPIRING 2005—FOR ALL NOMINEES LISTED: Paul J. Schulte; James I. Humphrey, Jr.; Steve H. Borgmann; Jeffrey M. Zwerdling; George R. Whittemore; Loren Steele; Joseph Caggiano; Allen L. Dayton

☐	WITHHOLD AUTHORITY to vote for all nominees.

(2)	Ratification of Independent Accountants

To ratify the selection of KPMG, certified public accountants, as the Company’s independent accountants for fiscal year 2004.

☐	For
☐	Against
☐	Abstain

(3)	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(PLEASE DATE AND SIGN ON THE REVERSE SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR RATIFICATION OF THE SELECTION OF KPMG, AND IN THEIR DISCRETION FOR ANY OTHER MATTERS COMING BEFORE THE MEETING.

DATED:                                                                       , 2004

Please sign exactly as name appears in left. When shares are held by joint tenants, both should sign. If signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.